Board of Directors
Croft-Leominster Value Fund:

In planning and performing our audit of the financial statements of the Croft-Leominster Value Fund
(one of the series of the Croft Funds Corporation) for the year ended
 April 30, 2001,  we considered
its internal control structure, including procedures for safeguarding securities, in order to determine
our auditing procedures for the purpose of expressing our opinion on the financial statements and to
comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of Croft-Leominster Value Fund is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. Two of the objectives of an internal control structure are to provide management with
reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted
accounting principles.

Because of inherent limitations in any internal control structure, errors or irregularities may occur
and may not be detected.  Also, projection of any evaluation of the
structure to future periods is
subject to the risk that it may become inadequate because of changes in conditions or that the
effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the
internal control structure that might be material weaknesses under
standards established by the
American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively
low level the risk that errors or irregularities in amounts
 that would
be material in relation to the
financial statements being audited may occur and not be detected within a timely period by
employees in the normal course of performing their assigned functions.
 However, we noted no mat-
ters involving the internal control structure, including procedures for safeguarding securities, which
we consider to be material weaknesses as defined above as of April
 30, 2001.

This report is intended solely for the information and use of management and the Securities and
Exchange Commission.




McCurdy & Associates CPA's, Inc.
Westlake, Ohio
May 24, 2001